UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 5, 2008
NEENAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-52681 (Commission File Number)	25-1618281 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	333-28751 (Commission File Number)	39-1580331 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Settlement Agreement and Release — Gregg Industries, Inc.
On November 12, 2008, Neenah Foundry Company and its indirect parent, Neenah Enterprises, Inc. (collectively, the “Company”) announced that the Company's wholly owned subsidiary, Gregg Industries, Inc. (“Gregg”), entered into a settlement agreement and release on November 5, 2008 with the California South Coast Air Quality Management District regarding outstanding notices of violation for odor complaints. Pursuant to the settlement agreement and release, Gregg has, among other things, agreed to implement a supplemental environmental project (“SEP”) at the Gregg facility and all outstanding notices of violations have been fully discharged and all Hearing Board cases have been dismissed.
The foregoing description of the settlement agreement and release is qualified in its entirety by the text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Chief Financial Officer — Jeffrey S. Jenkins
On November 12, 2008, the Company also announced that Jeffrey S. Jenkins has been appointed as Chief Financial Officer of the Company. Mr. Jenkins has been serving as Interim Chief Financial Officer of the Company since his appointment on March 19, 2008.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Settlement Agreement and Release by and among the South Coast Air Quality Management District and Gregg Industries, Inc., dated November 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NEENAH ENTERPRISES, INC.
Date: November 12, 2008	/s/ Jeffrey S. Jenkins
	Name:	Jeffrey S. Jenkins
	Title:	Corporate Vice President — Finance and Chief Financial Officer

NEENAH FOUNDRY COMPANY
Date: November 12, 2008	/s/ Jeffrey S. Jenkins
	Name:	Jeffrey S. Jenkins
	Title:	Corporate Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Settlement Agreement and Release by and among the South Coast Air Quality Management District and Gregg Industries, Inc., dated November 5, 2008

4